Exhibit 10(c)


           EXECUTIVE DEFERRED COMPENSATION PLAN OF
            ENTERGY CORPORATION AND SUBSIDIARIES

                  Certificate of Amendment

                       Amendment No. 2

     THIS INSTRUMENT, executed this 25th day of April, 2002, but made effective as of December 10, 2001, constitutes the Second Amendment of the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, as amended and restated effective January 1, 2000 (the "Plan").

     All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

     Pursuant to Section 7.01 of the Plan, the Personnel
Committee, as authorized by the Board of Directors, does hereby amend the Plan as follows:


   1. The first paragraph of Section 4.02(a) of the Plan is amended in its entirety to read as follows:


       (a) Subject to the deferral election requirements set forth in Sections 4.04, 4.05 and 4.06, and such other rules, regulations, and procedures as established by the Administrator from time to time, a Participant may elect to defer (in one percent increments) any percentage of his Incentive Compensation. In addition, only with respect to Incentive Compensation payable under the terms of the EAIP or other comparable incentive plan that the Administrator may from time to time recognize as "Incentive Compensation" for purposes of this Plan, a Participant in no event may defer more than the amount of such Incentive Compensation attributable to the same performance year that is deferred by the Participant under the terms of the Equity Awards program of the EOP or EAP, as applicable.


     2. The first paragraph of Section 4.03 of the Plan is amended in its entirety to read as follows:

     Subject to the deferral election requirements set forth in Sections 4.04, 4.05 and 4.06, and such other rules, regulations, and procedures as established by the Administrator from time to time, a System Management Participant may elect to convert the entire amount of his Executive Plan Benefits to an equivalent credited balance under this Plan. Any election to convert Executive Plan Benefits into this Plan must include the entire value of such Executive Plan Benefits. A System Management Participant may then elect to defer (in one-percent increments) under this Plan any percentage of his converted Executive Plan Benefits.


     3. Section 4.13(a) of the Plan is amended in its entirety to read as follows:

     (a) System Management Participants. Except to the extent that such amounts are distributed in a special hardship distribution pursuant to Section 4.10, distributed in an accelerated distribution subject to penalty pursuant to Section 4.11, or distributed due to current taxation pursuant to Section 4.12, a System Management Participant who has Deferred
         Compensation credited to his Account shall be entitled to irrevocably elect at least six (6) months prior to his Deferral Receipt Date to receive such Deferred Compensation amount, less any amounts withheld to satisfy federal and state income tax withholding obligations, either in (i) a single-sum cash distribution from the Employer as soon as reasonably practicable following the System Management Participant's Deferral Receipt Date; or (ii) in substantially equal annual cash installments payable over a period not to exceed ten (10) years from the System Management Participant's Deferral Receipt Date, in which case those amounts not yet distributed to the System Management Participant shall continue to be deemed invested in accordance with Section 4.08. In the event a System Management Participant elects the installment payment method set forth in (ii) above and thereafter dies prior to receiving his entire Deferred Compensation amount, such remaining unpaid Deferred Compensation amount, less any amounts withheld to satisfy federal and state income tax withholding obligations, shall be paid in a single-sum cash distribution to the System Management Participant's Beneficiary as soon as reasonably practicable following the System Management Participant's date of death.


    IN WITNESS WHEREOF, the Personnel Committee has caused this Second Amendment to the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries to be executed by its duly authorized representative on the day, month, and year above set forth.

                    PERSONNEL COMMITTEE
                    through the undersigned duly
                     authorized representative


                    __________________________
                    WILLIAM E. MADISON
                    Senior Vice-President,
                    Human Resources and Administration
                    for Entergy Services, Inc.